Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116864, 333-143164, and 333-159422 of Cabela’s Incorporated on Form S-8 of our report dated June 26, 2009, appearing in the Annual Report on Form 11-K of Cabela’s Incorporated 401(k) Savings Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 26, 2009

 Back for Form 11-K